EXHIBIT 10.20
                                HEWLETT-PACKARD COMPANY
                  U.S. AGREEMENT FOR AUTHORIZED SECOND TIER RESELLERS
                                    SIGNATURE PAGE

ICN #                               2582
LEGAL BUSINESS NAME                 ALLSTAR/VALCOM COMPUTER CENTER
ADDRESS                             6401 SOUTHWEST FREEWAY
CITY, STATE, ZIP                    HOUSTON     TX     77074
PHONE, FAX                          (713)795-2000
DBA(S)

THE DOCUMENTS BELOW GOVERN THE RELATIONSHIP BETWEEN HP AND YOU FOR PURCHASE AND RESALE OF HP PRODUCTS.

AGREEMENT:

 X      U.S. Second Tier Reseller

ADDENDUM:

 X      U.S. Second Tier Reseller

AMENDMENT:

 X      U.S. DAVAR Sales

APPLICATION:

__      U.S. Networking Products QD Application

EXHIBITS:

__      EXHIBIT L            Approved Locations
__      EXHIBIT STR   Second Tier Reseller Products

                                           1

STATEMENT OF OWNERSHIP:

Form of Organization: (i.e. Corporation, General Partnership, Limited Partnership, Sole Proprietor): CORPORATION

For a Corporation, specify whether: Publicly Held: ____ Privately Held: _X_ State of Incorporation/Organization: TEXAS

Identify Company ownership and management structure as follows (attach additional pages if necessary):

o Sole Proprietor: Identify all owners, officers and ownership percentages held.

o     Trust: Identify Trustees Administrators and Beneficiaries of Trust.

o Partnership: Identify all General Partners, Limited Partners, Officers and ownership percentages held. Specify dollar investment of limited partners.

o Privately Held Corporation Identify all shareholders with class and percentage ownership, Officers and Board of Director Members.

o Publicly Held Corporation Identify owners of 20% or more of each class of shares with class and percentage ownership, Officers and Board of Director Members.

      NAMES               TITLES                 OWNERSHIP INTEREST

                                                            Type of Ownership
                                     Percentage Ownership       Interest
                                    (Dollar Investment in   (Assets, Common or
                                       Limited Partners)     Preferred Shares)

JAMES H. LONG         PRESIDENT               79%                 COMMON
- -------------         ---------           -------              ---------

JACK B. COREY           STOCKHOLDER             20%               COMMON
- -------------           -----------         -------              ---------

ANTHONY ADAME           V.P. - SALES             1%               COMMON
- -------------           ------------        -------              ---------

If Company is 100% owned by another corporation, identify the parent corporation's ownership and management structure above and the identity of the parent corporation below:

- --------------------------------------------------------------------------------
Parent/Owner (including DBA's)

- --------------------------------------------------------------------------------
Address

- --------------------------------------------------------------------------------
City                     State                 Zip           Telephone

- --------------------------------------------------------------------------------
State of Parent/Owner's Incorporation                        Fax

AUTHORIZED SIGNATURES                              HEWLETT-PACKARD COMPANY

                                           2

 /s/ JAMES H. LONG                             /s/ SUSAN WEATHERMAN
Authorized Signature                               Susan Weatherman
                           Reseller Contracts Manager
JAMES H. LONG_________________
Typed Name

PRESIDENT_____________________           3-13-95          FEBRUARY 28, 1996
Title                                 Effective Date        Expiration Date

                                           3

                                                   February 6, 1996
ALLSTAR SYSTEMS
6401 SOUTHWEST FREEWAY
HOUSTON  TX  77074
Customer ICN:  2582

Dear Hewlett-Packard Second Tier Reseller,

This is to advise you that your Second Tier Reseller Agreement and Addendum are being automatically extended until February 28, 1997. Your current agreement number and ICN# will remain the same.

In HP's quest to simplify the contracting and negotiating process, your 1996 HP Agreement and Addendum is based substantially on your 1995 Agreement and Addendum. In Fact, the text of the 1995 Agreement, Addendum and Exhibit L as negotiated between HP and you is carried forward and repeated in 1996, except for those modifications indicated in this letter.

Included with this letter are the new companion documents which for a part of your 1996 Agreement, the Product Acquisition and Resale Categories and Product Lists.

AMENDMENTS TO YOUR U.S. SECOND TIER AGREEMENT:

SECTION 2.A.3
Status Change:  Modify to read as follows:

"Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls 50% or more of Second Tier Reseller's capital stock or assets after such transaction; or

SECTION 15

 Second Tier Reseller Record Keeping:  Modify to read as follows:

"HP or HP's designate will be given prompt access DURING NORMAL BUSINESS HOURS, either on sight or through other means specified by HP to Second Tier Reseller's customer records of account SPECIFICALLY RELATED TO HP PRODUCTS as HP believes are reasonably necessary to verify and audit Second Tier Reseller's compliance with this Agreement".

All other terms and conditions of your 1995 Agreement remain unchanged.

HEWLETT-PACKARD COMPANY

- --------------------------
Sue Weatherman

                              Reseller Contracts Manager

                                           5

                               U.S. SECOND TIER RESELLER
                                   TABLE OF CONTENTS

           U.S. SECOND TIER RESELLER AGREEMENT

           1.                     APPOINTMENT
           2.                     STATUS CHANGE
           3.                     INTENTIONALLY OMITTED
           4.                     INTENTIONALLY OMITTED
           5.                     INTENTIONALLY OMITTED
           6.                     INTENTIONALLY OMITTED
           7.                     PRICES
           8.                     INTENTIONALLY OMITTED
           9.                     INTENTIONALLY OMITTED
           10.                    SOFTWARE
           11.                    TRADEMARKS
           12.                    WARRANTY
           13.                    LIMITATION OF REMEDIES AND LIABILITY
           14.                    INTELLECTUAL PROPERTY INDEMNITY
           15.                    SECOND TIER RESELLER RECORDKEEPING
           16.                    AMENDMENTS
           17.                    TERMINATION OF AGREEMENT
           18.                    RELATIONSHIP
           19.                    POLICIES & PROGRAMS
           20.                    GENERAL CONDITIONS
           21.                    NOTICES


           U.S. SECOND TIER RESELLER ADDENDUM

           1.                     APPOINTMENT
           3.                     SECOND TIER RESELLER RESPONSIBILITIES
           9.                     ORDERS; SHIPMENTS; CANCELLATIONS AND CHANGES
           23.                    DEFECTIVE UNITS AND CUSTOMER
                                   SATISFACTION RETURNS

                                           6

                          U.S. SECOND TIER RESELLER AGREEMENT

1.      APPOINTMENT

        Hewlett-Packard Company ("HP") appoints Second Tier Reseller as an authorized, non-exclusive Second Tier Reseller for marketing the HP Products listed on the Product Exhibits and purchased from the First Tier Reseller of record. Second Tier Reseller's appointment is subject to the terms of this U.S. Second Tier Reseller Agreement and the associated Addenda, Product Exhibits and HP Product Acquisition and Resale Categories ("Product Categories") (collectively, "Agreement") for the period from the effective date through the expiration date of this Agreement. Second Tier Reseller accepts appointment on these terms.

2.      STATUS CHANGE

        A.     If Second Tier Reseller wishes to:

               1.     Change its name or that of any approved location;

               2.     Add, close or change an approved location;

               3. Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls 50% or more of Second Tier Reseller's capital stock or assets after such transaction; or

                4. Undergo a significant change in control or management of Second Tier Reseller operations;

               then Second Tier Reseller shall notify HP in writing prior to the intended date of change.

        B. HP agrees to promptly notify Second Tier Reseller changes prior to any obligation of HP to perform under this Agreement with Second Tier Reseller as changed.

        C. HP must approve proposed Second Tier Reseller changes prior to any obligation of HP to perform under this Agreement with Second Tier Reseller as changed.

        7.     PRICES

        Upon request from Second Tier Reseller, at its discretion HP may grant special pricing for particular end-user customer transaction. In good faith, HP may retract the special pricing at any time before acceptance by the end-user customer. HP may extend the pricing on an exclusive or non-exclusive basis and may condition the pricing on a pass-through of all or part of the non-standard offering extended by HP.

10.     SOFTWARE

                                           7

        Second Tier Reseller is granted the right to distribute software materials supplied by HP only in accordance with the license terms supplied with these materials. Second Tier Reseller may alternatively acquire the software materials from HP for its own demonstration purposes in accordance with the terms for use in those license terms.

11.     TRADEMARKS

        A. From time to time, HP may authorize Second Tier Reseller to display one or more designated HP trademarks. Second Tier Reseller may display the trademarks solely to promote HP Products. Any display of the trademarks must be in good taste, in a manner that preserves their value as HP trademarks, and in accordance with standards provided by HP for their display. Second Tier Reseller will not use any name or symbol in a way which may imply that Second Tier Reseller is an agency or branch of HP; Second Tier Reseller will discontinue any such use of a name or mark as requested by HP. Any rights or purported rights in any HP trademarks acquired through Second Tier Reseller's use belong solely to HP.

        B. Second Tier Reseller grants HP the non-exclusive, royalty free right to display Second Tier Reseller's trademarks in advertising and promotional material solely for directing prospective purchasers of HP Products to Second Tier Reseller's Selling Locations. Any display of the trademarks must be in good taste, in a manner that preserves their value as Second Tier Reseller's trademarks, and in accordance with standards provided by Second Tier Reseller for their display. Any rights or purported rights in any Second Tier Reseller trademarks acquired through HP's use belong solely to Second Tier Reseller.

        12.    WARRANTY

        A. HP Product User Warranties are described on the Product Exhibits and apply only to end-user purchasers of HP Products. HP revisions to the User Warranties will be effective on the date specified by HP. Copies of User Warranties will be supplied with HP Products. Second Tier Reseller must provide a copy of the associated User Warranty for an HP Product to each end-user prior to sale.

        B. HP Product Warranty begins upon purchase by the Reseller's end-user customer and shall be verified by proof of acquisition by the end-user or via HP's electronic warranty verification system.

        C. HP PRODUCT USER WARRANTIES ARE THE EXCLUSIVE WARRANTIES COVERING HP PRODUCTS AND ARE IN LIEU OF ANY OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        D. Some HP Products may contain selected remanufactured parts equivalent to new in performance.

        13.    LIMITATION OF REMEDIES AND LIABILITY

        A. The remedies provided in this Agreement are Second Tier Reseller's sole and exclusive remedies against HP.

                                           8

        B. HP will be liable for damage to tangible property, bodily injury or death to the extent a court of competent jurisdiction determines that an HP Product sold under this Agreement is defective and has directly caused such damage, injury or death, provided that HP's liability for damage to tangible property will be limited to $300,000 per incident.

        C. HP will be liable to Second Tier Reseller for any net credits due from HP pursuant to the express provisions of this Agreement. In no event will HP be liable for loss of data, for indirect, special, incidental or consequential damages (including lost profits) or for any other damages whether based on contract, tort, or to other legal theory.

        14.    INTELLECTUAL PROPERTY INDEMNITY

        A. HP will defend any claim against Second Tier Reseller that any HP Product infringes a patent, utility model, industrial design, copyright, mask work or trademark in the country where Second Tier Reseller acquires or sells the Product from HP, provided that Second Tier Reseller:

                1.      Promptly notifies HP in writing of the claim; and

                2. Cooperates with HP in and grants Hp sole authority to control the defense and any related settlement.

               HP will pay the cost of such defense or settlement and any costs and damages finally awarded by a court against Second Tier Reseller.

        B. HP's indemnity shall extend to Second Tier Reseller's customers and end- users under this Agreement provided they comply with the obligations above.

        C. HP may procure for Second Tier Reseller, its customers and end-users the right to continued sale or use, as appropriate, of the Product or HP may modify or replace the Product. If a court enjoins the sale or use of the Product and HP determines that none of the above alternatives is reasonably available, HP will accept return of the Product and refund its depreciated value.

        D.      HP has no obligation for any claim of infringement arising from:

                1. HP's compliance with any designs, specifications or instructions of Second Tier Reseller;

                2. Modification of the Product by Second Tier Reseller or a third party;

                3.      Use of the Product in a way not specified by HP; or

                4.      Use of the Product with products not supplied by HP.

        E. This Section states HP's entire liability to Second Tier Reseller and its customers and end-users for infringement.

                                           9

        15. SECOND TIER RESELLER RECORD-KEEPING

        A. For contract compliance verification, product safety information, operational problem correction and the like, Second Tier Reseller must maintain records of customer purchases of printers, faxes, plotters, scanners and computers for one year. Records must include customer name, address, phone number, ship-to address, serial number and date of sale of the above products. HP may require monthly reporting incorporating the previous month's data for each approved location.

        B. HP may require Second Tier Reseller to provide HP or HP's designate with Hp Product inventory and sales data including, but not limited to, information such as total units of selected HP Products sold and held in all inventory by month for each approved location, in a format specified by HP. HP may require monthly reporting incorporating the previous month's data for each approved location.

        C. In addition, Second Tier Reseller must comply with any reporting requirements for HP programs.

        D. At HP's discretion and upon notice to Second Tier Reseller, HP or HP's designate will be given prompt access during normal business hours, either on site or through other means specified by HP, to Second Tier Reseller's customer records, inventory records and other books and records of account of HP Products as Hp believes are reasonably necessary to verify and audit Second Tier Reseller's compliance with this Agreement.

        E. Failure to promptly comply with HP's request will be considered a repudiation of this Agreement justifying HP's termination of this Agreement on 15 days' notice without further cause.

        F. HP may recover all reasonable actual costs associated with compliance verification procedures from Second Tier Reseller's Advantage Program Funds, rebate funds or any other Hp accrued funds due Second Tier Reseller by HP.

        G. HP may debit First Tier Reseller and/or Second Tier Reseller for all wrongfully claimed discounts, rebates, promotional allowances or other amounts determined as a result of HP's audit.

        16.    AMENDMENTS

        A. From time to time, HP may add products to or delete them from the Product Exhibits, or implement or change Hp policies or programs, at HP's discretion after reasonable notice to Second Tier Reseller.

                        Additionally, HP may give Second Tier Reseller written
                notice of any other amendment to this Agreement upon at least 30 days' advance notice.

        B. Any amendment will automatically become a part of this Agreement on the effective date specified in the notice.

                                          10

        C. Each party agrees that the other has made no commitments regarding the duration or renewal of this Agreement beyond those expressly stated in this Agreement.

        17.    TERMINATION OF AGREEMENT

        A. Either party may terminate this Agreement without cause at any time upon 30 days' written notice or with cause at any time upon 15 days' written notice to the other party.

        B. This Agreement shall terminate immediately if Second Tier Reseller ceases to have a buying relationship with First Tier Reseller or if First Tier Reseller undergoes any of the types of status changes described in Section 2 of this Agreement which are not approved by HP.

        C. This Agreement shall terminate immediately if HP's Agreement with First Tier Reseller terminates.

        D. Upon termination or expiration of this Agreement for any reason, Second Tier Reseller will immediately cease to be an authorized HP Reseller and will refrain from representing itself as such and from using any HP trademark or trade name.

        E. Upon any termination or expiration, either party may require that HP purchase and Second Tier Reseller sell to HP any HP Products sold to Second Tier Reseller by First Tier Reseller under this Agreement that are on HP's then current Product Exhibits and which are in their unopened, original packaging and marketable as new merchandise. Hp will pay Second Tier Reseller the lower of HP's then current not First Tier Reseller price or First Tier Reseller's original purchase price less any promotional or other discounts or credit extended to First Tier Reseller for the Product, whichever is lower. Second Tier Reseller should contact its HP sales representative for information about the items eligible for repurchase and instructions for their return at HP's expense.

        F. Upon termination of this Agreement or expiration without renewal all rights to any accrued Advantage Program or other promotional funds will automatically lapse.

        G. The indemnities provided in this Agreement will survive termination or expiration of this Agreement.

        18.    RELATIONSHIP

        A. Second Tier Reseller's relationship to HP will be that of an independent contractor. Second Tier Reseller and HP agree that this Agreement does not establish a franchise, joint venture or partnership. Hp shall not be deemed a party to any agreement between First Tier Reseller and Second Tier Reseller.

        B. Unless expressly authorized by Hp in writing in advance, any commitment made by Second Tier Reseller to its customers with respect to price, quantities, delivery, specification, warranties, modification, interfacing capability or suitability will

                                          11

                be Second Tier Reseller's sole responsibility, and Second Tier Reseller will indemnify HP from liability for any such commitment by Second Tier Reseller.

        C. List prices are suggested prices for resale to end use customers. Second Tier Reseller has the right to determine its own resale prices, and no HP representative will require that any particular resale price be charged by Second Tier Reseller or grant or withhold any treatment to Second Tier Reseller based on Second Tier Reseller's resale pricing policies. Second Tier Reseller agrees that it will promptly report any effort by HP personnel to interfere with its pricing policies directly to an HP officer of manager.

        D. This Agreement applies only to the HP Products listed on the Product Exhibits (U.S. versions only). Second Tier Reseller acknowledges that Hp may market other products, including products in competition with those listed on the Product Exhibits without making them available to Second Tier Reseller. HP reserves the right to advertise, promote and sell any product, including HP Products on the Product Exhibits, in competition with Second Tier Reseller.

        E. Nothing contained in this Agreement shall prevent a Second Tier Reseller from purchasing individually, on its own credit and account directly from HP should it elect to do so, but nothing shall obligate HP to sell directly to Second Tier Reseller or any DAVAR.

        19.    POLICIES & PROGRAMS

                From time to time, HP may offer or change HP policies and programs, such as but not limited to the Advantage Program and Premier Support program, participation in which will be on the current terms and conditions of the policies & programs.

        20.    GENERAL CONDITIONS

        A. Neither party may assign any rights or obligation in this Agreement without the prior written consent of the other party. Any attempted assignment will be deemed void.

        B. Neither party's failure to enforce any provision of this Agreement will be deemed a waiver of that provision or of the right to enforce it in the future.

        C. This Agreement, including the attached Addenda, associated Product Exhibits and Product Categories contains the entire understanding between the parties relating to its subject matter. HP hereby hives notice of objection to any additional or inconsistent terms set forth in any purchase order or other document issued by Second Tier Reseller. Except as provided in paragraphs 16A and 16B of this Agreement, no modification of this Agreement will be binding on either party unless made in writing and signed by both parties.

        D. No U.S. Government procurement regulations will be deemed included in this Agreement or binding on either party unless specifically accepted in writing and signed by both parties.

        E. This Agreement will be governed by the laws of the State of California.

                                          12

        F. If any clause of this Agreement is held invalid, the remainder of the Agreement will continue unaffected.

        21.    NOTICES

                All notices and demands issued under the terms of this Agreement shall be in writing, delivered by fax, personal service, first class mail postage prepaid or by registered mail to a location set forth in this Agreement or to HP at 5301 Stevens Creek Boulevard, P.O. Box 58059, Santa Clara, California 95052-8059 or to the assigned local HP Sales Representative.

                                          13

                              U.S. SECOND TIER RESELLER ADDENDUM

        1.     APPOINTMENT

               HP appoints Reseller as a Second Tier Reseller.

        3.     SECOND TIER RESELLER RESPONSIBILITIES

                A. Second Tier Reseller will advertise, promote and sell HP Products only through the company name(s) and approved Selling Locations listed on Exhibit L and only to end-users or to resellers as permitted in the Product Categories.

                B.      Second Tier Reseller agrees to:

                        1. Advertise, promote, demonstrate and sell HP Products on a face-to-face basis and provide pre-sales support and post-sales technical support to all customers.

                        2. Maintain at each approved Selling Location, a facility in which HP Products are displayed or demonstrated on a regular basis to end-user customers.

                        3. Use catalogs and telemarketing sales techniques only in conformity with current Hp policies and only as a complement to face-to- face sales activity unless nationwide advertising for the HP Product is permitted in the Product Categories.

                        4. Ensure that no sale, advertising, promotion, display or disclosure of any features, availability or price of any new HP product takes place before HP's public announcement of that Product.

                        5. Identify and Keep current a primary and secondary support contact for both marketing communications and post-sales technical support at each approved Selling Location.

                        6. Report promptly to Hp all suspected defects in HP Products.

                        7. Assist its customers in obtaining warranty repairs for HP Products by either referring the customer to HP or an approved Hp repair provider, or returning the HP Product to HP. If the Second Tier Reseller elects to provide warranty repair services to its customers, the Second Tier Reseller will comply with the terms and conditions outlined in the HP Premier Support Program Guide.

                        8. Ensure that its employees complete any required training courses and certification programs designated by HP.

                C. Without HP's prior written consent, Second Tier Reseller will not export HP Products to any customer outside the U.S., nor will Second Tier Reseller sell HP Products for export outside the U.S.

                                          14

                D. Except for sales to resellers as permitted in the Product Categories, Second Tier Reseller may not sell HP Products to or buy them from other Resellers for stock balancing or any other reason.

        9.     ORDERS; SHIPMENTS' CANCELLATIONS AND CHANGES

                A. Minimum resale shipments for 12 months from each selling location are $100,000 of HP Products measured by First Tier Reseller's net price from HP.

                B. As of 5 months after the effective date of this Addendum, minimum resale shipments for each selling location are $35,000.

                C. Second Tier Reseller's approved locations are listed on Exhibit L. All Second Tier Reseller's sales, advertising and promotional activities for HP Products must be conducted from approved Selling Locations. Second Tier Reseller must own more than 50% of its business at each approved location.

        23.    DEFECTIVE UNITS AND CUSTOMER SATISFACTION RETURNS

                A. Second Tier Reseller must return all defective and customer satisfaction Products through First Tier Reseller.

                                          15

                             HP PRODUCT ACQUISITION AND RESALE CATEGORIES

HP Manufactures and distributes a large number of personal computer and peripheral products to multiple market places through a varied set of first and second tier resellers and retailers.

        This diversity leads to a broad set of sourcing and distribution rules designed to best allow HP resellers of all types to reach targeted customers of each HP Product in the most efficient and profitable manner.

        The Product Categories below describe restrictions HP places on resellers selling to customers in the United States. In particular, the Product Categories describe the restrictions HP places on HP Product sourcing and resale for both First Tier Resellers and Distributors on the one hand and Second Tier Reseller and direct buying Resellers on the other hand.

        FIRST TIER RESELLER/DISTRIBUTOR PRODUCT CATEGORIES

Presented from controlled to open forms of distribution, HP Products on the Product Exhibits may be sourced and distributed ONLY as indicated below:

PRODUCT CATEGORY  PERMISSIBLE SOURCE       PERMISSIBLE RESALE CUSTOMERS

Q                  QD PRODUCTS
                   Purchased from HP       To HP authorized QD Resellers.
W                  SINGLE SOURCED
                   Purchased from HP        To those HP authorized Resellers who
                                            have elected you as their sole
                                            Distributor (and to your HP
                                            authorized Second Tier Reseller if
                                            you are a First Tier Reseller).

X                  MULTI-SOURCE
                   Purchased from HP        Can be sold to any HP authorized
                                            DVAR or CAD/Specialty VAR.
                                            Otherwise, these products can be
                                            sold only to resellers for which
                                            Distributor is specifically
                                            authorized.

Y                  LIMITED RESELLER SALES
                   Purchased from HP        To any reseller whether or not
                                            authorized by HP, except for
                                            membership/warehouse clubs, military
                                            base PX's and HP Campus Resellers
                                            and educational institutions

Z                  UNLIMITED RESELLER SALES
                   Purchased from HP        Purchased from HP To any reseller
                                            whether or not authorized by HP.

O                  OPEN
                   Purchased from Hp or    To any U.S. Customer (reseller or
                   any Reseller            end-user).

                                       16

SECOND TIER RESELLERS, DEALERS, VARS, RETAILERS, MASS MERCHANDISER, ETC.

Presented from controlled to open forms of distribution, HP Products on the Product Exhibits may be sourced and distributed ONLY as indicated below:


PRODUCT CATEGORY   PERMISSIBLE SOURCE      PERMISSIBLE RESALE CUSTOMERS

C                  CONTROLLED
                   HP, your elected Sole   End-user customers within your
                   Distributor or your     MTA.  Reseller may not sell, rent
                   First Tier Reseller     or lease Controlled Products to
                                           rental companies or leasing com-
                                           panies for their subsequent rental
                                           or lease.
B                  UNLIMITED END USER SALES
                   HP, your elected Sole   End-user customers nationwide.
                   Distributor or your
                   First Tier Reseller
A                  MULTI-SOURCED
                   HP or any HP authorized End-user customers nationwide. Distributor or First
                   Tier Reseller
Q                  QD PRODUCTS
                   HP or any HP authorized End-user customers nationwide.
                   Distributor or First    Reseller may not sell, rent or lease
                   Tier Reseller           QD Products to rental companies or
                                           leasing companies for their sub-
                                           sequent rental or lease.
O                  OPEN
                   HP or any reseller      End-user customers resellers
                                           nationwide.

DIFFERENTIATED PRODUCT POLICY
Differentiated Products:

Hewlett-Packard has designed and introduced a number of products which are intended to be sold exclusively in certain but not all channels. Some products are currently designated as either Retail Exclusive or Commercial Exclusive products. Additional restrictions apply to these two product categories and are defined as follows:

        Retail Exclusive:

        Products designated as Retail Exclusive are authorized to be sold by the Reseller only by an inbound sales force through face-to-face sales efforts. Retail Exclusive products must be sold in retail stores only. Outbound catalog and telemarketing sales techniques are permitted only as a complement to face-to-face sales activity, unless nationwide advertising for the HP Product is permitted in the Product Categories. Retail Exclusive products are not permitted to be sold through either the Reseller's outbound sales force or through outbound sales activities to commercial accounts.

                                          17

        Commercial Exclusive:

        Products designated as Commercial Exclusive are authorized to be sold by the Reseller only through its outbound sales force or outbound sales activities to commercial accounts. These products are not permitted to be sold through the Reseller's retail stores.

Differentiated HP Products will be classified at the time of product announcement to the Reseller. HP will provide Reseller with current Retail Exclusive and Commercial Exclusive Product Lists as differentiated products are introduced or obsoleted through the contract year.

EXPLANATION OF TERMS USED

MTA

For Hp Products with MTA restrictions, the following provisions apply:

MTAs are Major Trading Areas (as defined by Rand McNally's Commercial Atlas and Marketing Guide) in which your approved Selling Locations are situated. If an approved Selling Location is situated within 30 miles of the boundary of an adjoining Major Trading Area, the trading area for that Selling Location will also encompass the adjoining Major Trading Area.

1. Advertising, promotion, telemarketing, selling and catalog distribution for HP Products is limited exclusively to your Major Trading Areas. You may advertise nationwide if you have approved Selling Locations in 40 or more Major Trading Areas.

2. You must either ship to customer addresses within your Major Trading Area or invoice customers within the Major Trading Area, except you may sell HP Products to:

        a.      Any U.S. post-secondary educational institutions, and

        b. The State Government of the State in which your approved Selling Location is situated, but only if you provide dedicated on-line support personnel for such sales and face-to-face support if needed for any customer problems, regardless of the customer's location.

NON-MTA ADVERTISING RESTRICTION

1. Advertising for non-MTA Products may not mention any HP Products for which MTA Restrictions apply; and

2. Advertising for non-MTA Products may not mention that you are an authorized reseller (Dealer, Retailer, Second Tier Reseller, etc.) for any HP Product for which MTA restrictions apply.

MEMBERSHIP/WAREHOUSE CLUBS

1. Membership Warehouse Clubs such as Price/Costco, Sams/Pace, and Smart and Final are generally characterized by the following profile:

        a. Sometimes require customers to acquire a membership in order to buy from any of their locations.

                                          18

        b. Sell primarily to small businesses / home office end-users, rather than other resellers.

        c. Maintain Selling Locations of approximately 100,000 square feet or greater.

        d.      Offer an SKU base of 3,500 or more.

        e. Inventory product on the sales floor, usually stacked or stored near their respective categories.

        f. Provide a diversified product offering including food, general merchandise and consumer products such as tires, clothing, and sporting goods.

        g.      Change merchandise mix often.

        HP CAMPUS RESELLER

An HP Campus Reseller is a reseller authorized by the HP Campus Reseller Program to resell HP personal computing products to eligible students, faculty, staff and dependents. An HP Campus Reseller is typically an on-campus bookstore technology center serving that campus' academic community.

MILITARY BASE PX'S (MBPX)

A military Base PX is a reseller authorized by HP to resell HP personal computing products to active duty personnel, retirees, reservists and their dependents. Military PX's are typically on a military reservation serving that reservation's military community. THERE ARE NO MTA RESTRICTIONS ASSOCIATED WITH PRODUCTS SOLD BY MILITARY BASE PX'S.

EDUCATIONAL INSTITUTIONS

Educational Institutions are non-profit, tax exempt, public or private, full time schools, colleges or universities. Their primary purpose is to provide instruction to an enrolled student body through a full time faculty that leads to the granting of a degree diploma or certificate and are accredited by the State Board of Education.

                                          19